Exhibit 99.2

2023

Quarter Ended
June 30, 2023

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

Litchfield Market Village
Pawleys Island, SC

ShopRite
cdr
CEDAR REALTY TRUST

South Philadelphia
Philadelphia, PA

Food Depot
WHLR
REAL ESTATE INVESTMENT TRUST

Lagrange Marketplace
Lagrange, GA

ACME
cdr
CEDAR REALTY TRUST

Washington Center Shoppes
Sewell, NJ

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the adverse effect of any future pandemic, endemic or outbreak of infectious disease, and mitigation efforts to control their spread, the use of and demand for retail space; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; anticipated substantial dilution of our common stock, and steep decline in their market value, after September 21, 2023 that may result from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock of their redemption rights; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; the ability and willingness of the tenants of Wheeler Real Estate Trust, Inc. (the "Company" or "WHLR") and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company's tenants of to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the similar or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors; The Company’s ability to maintain listing on Nasdaq Capital Market and the effects of the one-for-ten reverse stock split announced on August 7, 2023 on our price per share and the trading market of our common stock; inability to successfully integrate the acquisition of Cedar Realty Trust, Inc.; changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and

WHLR | Financial & Operating Data	2

willingness to maintain its qualification as a real estate investment trust (“REIT”); the ability of our operating partnership, Wheeler REIT, L.P. and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements are based on management's beliefs, assumptions and expectations of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E. J. Borrack	E. J. Borrack
Kerry G. Campbell	M. Andrew Franklin
Saverio M. Flemma	Paula Poskon
Megan Parisi	Crystal Plum
Joseph D. Stilwell

Stock Transfer Agent and Registrar	Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com	American Stock Transfer & Trust Co. 6201 15th Ave Brooklyn, NY 11219 www.amstock.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended June 30, 2023 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(6,231)
Net loss per basic and diluted shares	$(0.64)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$1,203
FFO per common share and OP unit	$0.12
Adjusted FFO (AFFO) (in 000s) (1)	$1,268
AFFO per common share and OP unit	$0.13

Assets and Leverage
Investment Properties, net of $86.7 million accumulated depreciation (in 000s)	$558,423
Cash and Cash Equivalents (in 000s)	$28,735
Total Assets (in 000s)	$673,362
Total Debt (in 000s)	$488,101
Debt to Total Assets	72.49%
Debt to Gross Asset Value	63.51%

Market Capitalization
Common shares outstanding	9,800,211
OP units outstanding	144,942
Total common shares and OP units	9,945,153

Ticker	Shares Outstanding at June 30, 2023	Second Quarter stock price range	Stock price as of June 30, 2023
WHLR	9,800,211	$0.39-$1.42	$0.62
WHLRP	3,379,142	$1.18-$2.09	$1.60
WHLRD	3,308,603	$11.50-$14.30	$12.50
CDRpB	1,450,000	$13.22-$16.85	$15.40
CDRpC	5,000,000	$10.80-$12.97	$12.96

Common Stock market capitalization (in 000s)			6,076

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,309,985	2,862,550
Occupancy Rate	94.3%	84.5%
Leased Rate (2)	95.2%	87.7%
Annualized Base Rent (in 000s)	$49,498	$25,408
Total number of leases signed or renewed	32	8
Total sq. ft. leases signed or renewed	232,192	45,488
(1)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through June 30, 2023 that commence subsequent to the end of the current reporting period.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and six months ended June 30, 2023. For the three months ended June 30, 2023 and 2022, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(0.64) per share and $(0.24) per share, respectively. For the six months ended June 30, 2023 and 2022, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(1.18) per share and $(0.94) per share, respectively.

2023 SECOND QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio, excluding Cedar was 94.3% occupied, a 20 basis point increase from 94.1%.
•The Company's real estate portfolio, excluding Cedar was 95.2% leased, a 50 basis point decrease from 95.7%.
•The Company invested $6.8 million in tenant improvements and capital expenditures into the properties.
•The Company's real estate portfolio includes 36 properties that are 100% leased.
•WHLR Quarter-To-Date Leasing Activity
•Executed 19 lease renewals totaling 206,295 square feet at a weighted average increase of $0.58 per square foot, representing an increase of 7.46% over in-place rental rates.
•Signed 13 new leases totaling 25,897 square feet with a weighted average rental rate of $13.06 per square foot.
•CDR Quarter-To-Date Leasing Activity
•Executed 5 lease renewals totaling 19,223 square feet at a weighted average increase of $1.00 per square foot, representing an increase of 6.55% over in-place rental rates.
•Signed 3 new leases totaling 26,265 square feet with a weighted average rental rate of $13.69 per square foot.
•The Cedar portfolio was 87.7% leased, a 150 basis point increase from 86.2% as of December 31, 2022.
•The Cedar portfolio was 84.5% occupied, a 220 basis point increase from 82.3% occupied as of December 31, 2022.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next six months and includes month-to-month leases, decreased to approximately 2.68%, compared to 2.70%. At June 30, 2023, 36.8% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 18 and provides additional details on the Company's leases).
•As of June 30, 2023, the Company signed leases representing $2.3 million of annualized base rent ("ABR"), whereby rent will commence within the next twelve months.
OPERATIONS
•Total revenue increased by 60.5% or $9.4 million, which is primarily a result of the $7.7 million increase in non-same store property revenues due to the Cedar Acquisition, $0.3 million increase in same store revenues and a $1.2 million increase in market lease amortization.
•Total operating expenses increased by 82.2% or $8.3 million, primarily a result of the Cedar Acquisition.
FINANCIAL
•Funds from operations ("FFO") of $1.2 million, or $0.12 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.6 million, or $0.16 per share.
•Adjusted Funds from Operations ("AFFO") of $0.13 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.30 per share.
SAME STORE
•Same store Net Operating Income ("NOI"), which excludes the impact of the Cedar portfolio, decreased by 2.3% or $0.2 million, a result of a $0.3 million increase in property revenues offset by a $0.5 million increase in property expenses.
CAPITAL MARKETS
•The Company completed two loans in the current quarter resulting in refinancing loans on 20 properties:
•On May 5, 2023, the Company entered into a loan agreement (the "Term Loan Agreement, 12 properties") for $61.1 million at a fixed rate of 6.194% and interest-only payments due monthly through June 2025. Commencing in July 2025, until the maturity date of June 1, 2033, monthly

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	6

principal and interest payments will be $0.4 million. Loan proceeds were used to refinance 12 properties, including $1.1 million in defeasance.
•On May 18, 2023, the Company entered into a loan agreement (the "Term Loan Agreement, 8 properties") for $53.1 million at a fixed rate of 6.24% and interest-only payments due monthly through June 2028. Commencing in July 2028, until the maturity date of June 10, 2033, monthly principal and interest payments will be $0.3 million. Loan proceeds were used to refinance 8 properties, including $0.7 million in defeasance.
•Interest expense was $10.2 million and $7.5 million for the three months ended June 30, 2023 and 2022, respectively, representing an increase of 35.7%, see page 16 for further details. Interest payment on the Convertible Notes included $0.9 million adjustment to fair value for interest paid with the shares of Series D Preferred.
~~•~~Recognized a non-operating gain of $3.0 million in net changes in fair value of derivative liabilities primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
•On August 7, 2023, the Company announced that its Board of Directors approved a reverse stock split of one-for-ten to be effective August 17, 2023 and begin trading on a split-adjusted basis on the Nasdaq Capital Market at the market open on August 18, 2023.
Other
•On June 8, 2023, the Company paid down $0.6 million of the Convertible Notes through an open market purchase of 23,784 units totaling $1.2 million resulting in a $0.6 million loss included in non-operating expenses.
•On June 1, 2023 the Company subscribed for limited partnership interest in Stilwell Activist Investments, L.P. ("SAI"), a Delaware limited partnership in exchange for a $3.0 million capital contribution:
•The investment objective of SAI is to seek long-term capital appreciation through investing primarily in publicly-traded undervalued financial institutions, or businesses with a strong financial component, or the securities of any of them, and pursuing an activist shareholder agenda with respect to those institutions.
•Stilwell Value, LLC ("Value") is the general partner of SAI. Joseph Stilwell, a member of the Company's Board of Directors, is the managing member of Value and a limited partner in funds advised by Value. Additionally, E.J. Borrack, a member of the Company’s Board of Directors, serves as the General Counsel to Value and its affiliated entities, including SAI and related funds, and is a limited partner in one of the funds advised by Value. Megan Parisi, a member of the Company’s Board of Directors, serves as the Director of Communications to Value and its affiliated entities, including SAI and related funds, is a non-managing member of Value and is a limited partner in one of the funds advised by Value.
•The Company’s subscription for SAI’s limited partnership interest was approved by the disinterested directors of the Company.
•A portion of SAI's underlying investments are in the Company's own equity and debt securities.
•The Company may not withdraw its capital from SAI for a period of one year measured from the date of the Company's initial contribution, subject to certain exceptions.
•The Company’s SAI investment is accounted for under the equity method and measured at net asset value as a practical expedient and has not been classified within the fair value hierarchy. All gains and losses, realized and unrealized, and fees are recorded through "gains (losses) on investment securities, net" on the condensed consolidated statements of operations. As of June 30, 2023, the fair value of the Company’s SAI investment was $3.0 million which includes the $3.0 million subscription, $10 thousand in fees and $41 thousand in unrealized gains.

2023 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 57 lease renewals totaling 469,082 square feet at a weighted average increase of $0.62 per square foot, representing an increase of 7.11% over in-place rental rates.
•Signed 22 new leases totaling 75,117 square feet with a weighted average rental rate of $15.08 per square foot.
•CDR Year-To-Date Leasing Activity
•Executed 11 lease renewals totaling 77,394 square feet at a weighted average increase of $0.55 per square foot, representing an increase of 4.82% over in-place rental rates.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	7

•Signed 6 new leases totaling 68,665 square feet with a weighted average rental rate of $13.30 per square foot.
OPERATIONS
•Total revenue increased by 64.3% or $19.9 million, primarily a result of the $15.9 million increase in non-same store property revenues due to the Cedar Acquisition, $0.7 million increase in same store revenues and a $2.7 million increase in market lease amortization.
•Total operating expenses increased by 81.4% or $17.0 million, primarily a result of the Cedar Acquisition.
FINANCIAL
•Funds from operations ("FFO") of $3.5 million, or $0.35 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(0.8) million, or $(0.09) per share.
•Adjusted Funds from Operations ("AFFO") of $0.32 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.59 per share.
SAME STORE
•Same store Net Operating Income ("NOI"), which excludes the impact of the Cedar portfolio, increased by 0.9% or $0.2 million a result of a $0.7 million increase in property revenues partially offset by a $0.5 million increase in property expenses.
CAPITAL MARKETS
•Interest expense was $16.7 million and $12.1 million for the six months ended June 30, 2023 and 2022, respectively, representing an increase of 37.3%, see page 16 for further details.
~~•~~Recognized a non-operating gain of $4.9 million in net changes in fair value of derivative liabilities primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
•Loans payable increased $5.7 million compared to December 31, 2022 and were impacted by:
•$7.3 million net increase from the two term loan agreements completed in the second quarter; partially offset by
•$0.6 million repurchase of debt securities;
•$1.1 million monthly principal payments.

Other
•The Company recognized non-operating expenses of $3.0 million, a result of costs incurred on the Exchange Offer that expired in January 2023 and loss on repurchase of Convertible Notes.

BALANCE SHEET
•Cash and cash equivalents totaled $28.7 million, compared to $28.5 million at December 31, 2022.
•Restricted cash totaled $22.4 million, compared to $27.4 million at December 31, 2022. The funds at June 30, 2023 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $488.1 million, compared to $482.4 million at December 31, 2022.
•WHLR's weighted average interest rate on property level debt, excluding Cedar, was 5.20% with a term of 8.72 years, compared to 4.58% with a term of 6.2 years at December 31, 2022. The weighted average interest rate on all debt was 5.39% with a term of 8.97 years, compared to 4.99% with a term of 7.4 years at December 31, 2022.
•Net investment properties totaled $558.4 million compared to $561.0 million as of December 31, 2022.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred were $11.73 per share as of June 30, 2023, with $0.64 and $1.28 per share attributable to the three and six months ended June 30, 2023, respectively.
•On July 20, 2023 Cedar declared dividends of $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred and CDR Series C Preferred, respectively. The distributions are payable on August 21, 2023 to shareholders of record on August 10, 2023.

SUBSEQUENT EVENTS
•On July 11, 2023, the Company sold an outparcel adjacent to Carll's Corner, located in Bridgeton, New Jersey for $3.0 million.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	8

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	9

Consolidated Balance Sheets
$ in 000s, except par value and share data

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$145,368	$144,537
Buildings and improvements	499,740	494,668
	645,108	639,205
Less accumulated depreciation	(86,685)	(78,225)
Real estate, net	558,423	560,980

Cash and cash equivalents	28,735	28,491
Restricted cash	22,410	27,374
Receivables, net	11,048	13,544
Assets held for sale	878	—
Investment securities - related party	3,031	—
Above market lease intangibles, net	2,573	3,134
Operating lease right-of-use assets	14,978	15,133
Deferred costs and other assets, net	31,286	35,880
Total Assets	$673,362	$684,536

LIABILITIES:
Loans payable, net	$469,288	$466,029
Liabilities associated with assets held for sale	297	—
Below market lease intangibles, net	20,479	23,968
Derivative liabilities	2,229	7,111
Operating lease liabilities	16,380	16,478
Accounts payable, accrued expenses and other liabilities	17,209	18,398
Total Liabilities	525,882	531,984
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 shares authorized, 3,308,603 and 3,152,392 shares issued and outstanding, respectively; $121.5 million and $113.4 million aggregate liquidation value, respectively)	107,866	101,518

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 3,379,142 shares issued and outstanding, respectively; $84.5 million aggregate liquidation preference)	44,955	44,911
Common Stock ($0.01 par value, 200,000,000 shares authorized 9,800,211 and 9,793,957 shares issued and outstanding, respectively)	98	98
Additional paid-in capital	235,120	234,993
Accumulated deficit	(307,213)	(295,617)
Total Stockholders’ Deficit	(26,587)	(15,162)
Noncontrolling interests	66,201	66,196
Total Equity	39,614	51,034
Total Liabilities and Equity	$673,362	$684,536

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	10

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE:
Rental revenues	$24,583	$15,324	$50,083	$30,656
Other revenues	257	155	823	320
Total Revenue	24,840	15,479	50,906	30,976
OPERATING EXPENSES:
Property operations	8,342	4,732	17,297	9,982
Depreciation and amortization	7,301	3,625	14,767	7,241
Impairment of assets held for sale	—	100	—	760
Corporate general & administrative	2,818	1,673	5,889	2,937
Total Operating Expenses	18,461	10,130	37,953	20,920
Loss on disposal of properties	—	—	—	(15)
Operating Income	6,379	5,349	12,953	10,041
Interest income	126	14	173	27
Gain on investment securities, net	31	—	31	—
Interest expense	(10,179)	(7,501)	(16,656)	(12,129)
Net changes in fair value of derivative liabilities	3,030	2,085	4,882	(1,877)
Other expense	(635)	—	(3,040)	(691)
Net Loss Before Income Taxes	(1,248)	(53)	(1,657)	(4,629)
Income tax expense	(46)	—	(46)	—
Net Loss	(1,294)	(53)	(1,703)	(4,629)
Less: Net income (loss) attributable to noncontrolling interests	2,676	(1)	5,368	3
Net Loss Attributable to Wheeler REIT	(3,970)	(52)	(7,071)	(4,632)
Preferred Stock dividends - undeclared	(2,261)	(2,264)	(4,525)	(4,528)
Net Loss Attributable to Wheeler REIT Common Stockholders	$(6,231)	$(2,316)	$(11,596)	$(9,160)

Loss per share:
Basic and Diluted	$(0.64)	$(0.24)	$(1.18)	$(0.94)
Weighted average number of shares:
Basic and Diluted	9,800,211	9,734,755	9,797,136	9,727,711

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	11

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Loss	$(1,294)	$(53)	$(1,703)	$(4,629)
Depreciation and amortization of real estate assets	7,301	3,625	14,767	7,241
Impairment of assets held for sale	—	100	—	760
Loss on disposal of properties	—	—	—	15
FFO	6,007	3,672	13,064	3,387
Preferred stock dividends - undeclared	(2,261)	(2,264)	(4,525)	(4,528)
Dividends on noncontrolling interests preferred stock	(2,688)	—	(5,376)	—
Preferred stock accretion adjustments	145	146	292	292
FFO available to common stockholders and common unitholders	1,203	1,554	3,455	(849)
Other non-recurring and non-cash expenses (2)	2,402	1,470	5,075	2,147
Gain on investment securities, net	(31)	—	(31)	—
Net changes in fair value of derivative liabilities	(3,030)	(2,085)	(4,882)	1,877
Straight-line rental revenue, net straight-line expense	(301)	(148)	(704)	(217)
Deferred financing cost amortization	1,242	928	1,721	1,348
Paid-in-kind interest	1,428	1,521	2,006	2,099
Above (below) market lease amortization	(1,237)	(7)	(2,633)	16
Recurring capital expenditures and tenant improvement reserves	(408)	(269)	(817)	(539)
AFFO	$1,268	$2,964	$3,190	$5,882

Weighted Average Common Shares	9,800,211	9,734,755	9,797,136	9,727,711
Weighted Average Common Units	144,942	204,420	144,942	209,851
Total Common Shares and Units	9,945,153	9,939,175	9,942,078	9,937,562
FFO per Common Share and Common Units	$0.12	$0.16	$0.35	$(0.09)
AFFO per Common Share and Common Units	$0.13	$0.30	$0.32	$0.59

(1)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
Same Store Property Net Operating Income (1)
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating Income	$6,379	$5,349	$12,953	$10,041
Adjustments:
Loss on disposal of properties	—	—	—	15
Corporate general & administrative	2,818	1,673	5,889	2,937
Impairment of assets held for sale	—	100	—	760
Depreciation and amortization	7,301	3,625	14,767	7,241
Straight-line rents	(373)	(156)	(719)	(233)
Above (below) market lease amortization	(1,237)	(7)	(2,633)	16
Other non-property revenue	114	(9)	(131)	(16)
NOI related to non-same store properties (2)	(4,875)	(210)	(9,610)	(428)
Same Store Property Net Operating Income	$10,127	$10,365	$20,516	$20,333

Property revenues	$15,341	$15,026	$30,903	$30,169
Property expenses	5,214	4,661	10,387	9,836
Same Store Property Net Operating Income	$10,127	$10,365	$20,516	$20,333

(1)    See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)     The Company excluded the CDR portfolio and sold properties from the calculation of same store property NOI since they were not owned during all periods presented in their entirety.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	13

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
Net Loss		$(1,294)	$(53)	$(1,703)	$(4,629)
Add back:	Depreciation and amortization (1)	6,064	3,618	12,134	7,257
	Interest expense (2)	10,179	7,501	16,656	12,129
	Income tax expense	46	—	46	—
EBITDA		14,995	11,066	27,133	14,757
Adjustments for items affecting comparability:
	Net changes in FMV of derivative liabilities	(3,030)	(2,085)	(4,882)	1,877
	Other non-recurring and non-cash expenses (3)	2,393	2	5,058	669
	Impairment of assets held for sale	—	100	—	760
	Gain on investment securities, net	(31)	—	(31)	—
	Loss on disposal of properties	—	—	—	15
Adjusted EBITDA		$14,327	$9,083	$27,278	$18,078
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended June 30, 2023.
(4)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	14

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2023	December 31, 2022
Cypress Shopping Center	$34,360	4.70%	July 2024	$5,837	$5,903
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Winslow Plaza	$24,295	4.82%	December 2025	4,370	4,409
Tuckernuck	$32,202	5.00%	March 2026	4,844	4,915
Chesapeake Square	$23,857	4.70%	August 2026	4,060	4,106
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,038	6,086
Village of Martinsville	$89,664	4.28%	July 2029	14,970	15,181
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (1)	$100,222	4.25%	September 2031	17,782	18,003
Convertible Notes	Interest only	7.00%	December 2031	32,405	33,000
Guggenheim Loan Agreement (2)	Interest only	4.25%	July 2032	75,000	75,000
JANAF Loan Agreement (3)	Interest only	5.31%	July 2032	60,000	60,000
Guggenheim-Cedar Loan Agreement (4)	Interest only	5.25%	November 2032	110,000	110,000
Patuxent Crossing/Coliseum Marketplace Loan Agreement	Interest only	6.35%	January 2033	25,000	25,000
Term loan, 12 properties	Interest only	6.19%	June 2033	61,100	—
Term loan, 8 properties	Interest only	6.24%	June 2033	53,070	—
Term loans - fixed interest rate	various	4.47% (5)	various	—	107,219
Total Principal Balance				488,101	482,447
Unamortized deferred financing cost				(18,813)	(16,418)
Total Loans Payable, net				$469,288	$466,029
(1) October 2026 the interest rate changes to variable interest rate equal to the 5 years U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(2) Collateralized by 22 properties.
(3) Collateralized by JANAF properties.
(4) Collateralized by 10 Cedar Properties.
(5) Contractual interest rate weighted average.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	15

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ended December 31, 2023	$713	0.15%
December 31, 2024	7,146	1.46%
December 31, 2025	12,007	2.46%
December 31, 2026	15,931	3.26%
December 31, 2027	2,695	0.55%
December 31, 2028	4,928	1.01%
Thereafter	444,681	91.11%
Total principal repayments and debt maturities	$488,101	100.00%

Interest Expense
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended Changes		Six Months Ended Changes
	2023	2022	2023	2022	Change	% Change	Change	% Change
Property debt interest - excluding Cedar debt	$3,890	$3,594	$7,496	$7,224	$296	8.2%	$272	3.8%
Convertible Notes interest (1)	1,428	1,521	2,006	2,099	(93)	(6.1)%	(93)	(4.4)%
Defeasance paid	1,758	1,458	1,758	1,458	300	20.6%	300	20.6%
Amortization of deferred financing costs	1,242	928	1,721	1,348	314	33.8%	373	27.7%
Property debt interest - Cedar	1,861	—	3,675	—	1,861	100.0%	3,675	100.0%
Total Interest Expense	$10,179	$7,501	$16,656	$12,129	$2,678	35.7%	$4,527	37.3%
(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	16

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,274	$8.39
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	94.7%	94.7%	70,148	1,279	18.24
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	466	13.34
Brook Run Shopping Center	Richmond, VA	20	147,738	87.2%	87.2%	128,810	1,126	8.74
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	598	11.67
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	508	10.15
Chesapeake Square	Onley, VA	13	108,982	89.9%	89.9%	98,006	757	7.72
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	383	8.40
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	99.4%	99.4%	169,425	978	5.77
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	18	80,435	59.9%	59.9%	48,175	613	12.72
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	735	15.37
Forrest Gallery	Tullahoma, TN	28	214,451	90.0%	90.0%	193,024	1,437	7.44
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,273	11.20
Freeway Junction	Stockbridge, GA	18	156,834	98.2%	98.2%	154,034	1,347	8.75
Franklin Village	Kittanning, PA	24	151,821	93.2%	93.2%	141,573	1,347	9.51
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	599	9.16
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	761	8.16
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	465	8.51
JANAF (4)	Norfolk, VA	118	798,086	94.7%	94.7%	755,581	9,106	12.05
Laburnum Square	Richmond, VA	20	109,405	99.1%	99.1%	108,445	1,007	9.29
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	561	10.66
LaGrange Marketplace	LaGrange, GA	13	76,594	91.8%	91.8%	70,300	433	6.16
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	365	8.36
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	274	7.00
Litchfield Market Village	Pawleys Island, SC	25	86,740	96.4%	96.4%	83,622	1,050	12.56
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	501	7.50
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	648	11.55
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,044	8.92
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	454	10.22
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,437	1,060	9.68
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	864	13.21
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	95.4%	95.4%	86,975	720	8.28
Rivergate Shopping Center	Macon, GA	23	193,960	85.9%	85.5%	165,788	2,402	14.49
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	716	10.70
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	684	12.17
South Lake	Lexington, SC	11	44,318	100.0%	100.0%	44,318	258	5.83
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	403	6.86
South Square	Lancaster, SC	6	44,350	80.9%	80.9%	35,900	304	8.46
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	404	6.83
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,104	9.93
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	258	6.05

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	17

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	20	141,580	92.9%	67.8%	95,980	$961	$10.01
Tri-County Plaza	Royston, GA	7	67,577	90.7%	90.7%	61,277	433	7.06
Tuckernuck	Richmond, VA	15	93,440	85.5%	85.5%	79,894	919	11.50
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	488	10.24
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,426	8.42
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	504	10.13
Westland Square	West Columbia, SC	10	62,735	90.5%	75.5%	47,390	424	8.95
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	659	16.18
	WHLR TOTAL	777	5,309,985	95.2%	94.3%	5,009,276	$49,498	$9.88
CDR
Brickyard Plaza	Berlin, CT	10	227,598	97.8%	97.8%	222,598	2,000	8.99
Carll's Corner	Bridgeton, NJ	5	129,582	27.5%	21.1%	27,324	403	14.74
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,163	10.90
Fairview Commons	New Cumberland, PA	10	52,964	77.5%	77.5%	41,064	423	10.29
Fieldstone Marketplace	New Bedford, MA	9	193,970	72.6%	70.9%	137,569	1,636	11.90
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	641	9.14
Golden Triangle	Lancaster, PA	19	202,790	98.4%	98.4%	199,605	2,612	13.09
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	686	6.73
Kings Plaza	New Bedford, MA	16	168,243	82.2%	82.2%	138,239	1,227	8.87
Oakland Commons	Bristol, CT	2	90,100	100.0%	100.0%	90,100	574	6.37
Oregon Avenue	Philadelphia, PA	1	20,380	100.0%	5.8%	1,180	40	34.21
Patuxent Crossing	California, MD	29	264,068	83.9%	83.9%	221,515	2,732	12.33
Pine Grove Plaza	Brown Mills, NJ	13	79,306	78.1%	78.1%	61,966	742	11.97
South Philadelphia	Philadelphia, PA	9	221,511	85.8%	67.5%	149,588	1,332	8.90
Southington Center	Southington, CT	11	155,842	100.0%	100.0%	155,842	1,293	8.30
Timpany Plaza	Gardner, MA	14	182,799	74.3%	63.3%	115,735	1,117	9.65
Trexler Mall	Trexlertown, PA	22	336,687	97.6%	97.6%	328,599	3,623	11.02
Washington Center Shoppes	Sewell, NJ	29	157,300	95.9%	95.9%	150,796	1,886	12.51
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,278	12.91
	CDR TOTAL	231	2,862,550	87.7%	84.5%	2,419,530	$25,408	$10.50

	COMBINED TOTAL	1,008	8,172,535	92.6%	90.9%	7,428,806	$74,906	$10.08

(1)    Reflects leases executed through June 30, 2023 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	18

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	19

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,460	5.95%	549,000	6.72%	$8.12
Kroger Co (1)	Grocery	2,097	2.80%	239,000	2.92%	8.77
Dollar Tree (2)	Discount Retailer	2,061	2.75%	244,000	2.99%	8.45
TJX Companies (3)	Discount Retailer	1,691	2.26%	195,000	2.39%	8.67
Piggly Wiggly	Grocery	1,542	2.06%	203,000	2.48%	7.60
Planet Fitness	Gym	1,497	2.00%	140,000	1.71%	10.69
Lowes Foods (4)	Grocery	1,181	1.58%	130,000	1.59%	9.08
Big Lots	Discount Retailer	1,100	1.47%	171,000	2.09%	6.43
Kohl's	Discount Retailer	1,031	1.38%	147,000	1.80%	7.01
Winn Dixie	Grocery	984	1.31%	134,000	1.64%	7.34
		$17,644	23.56%	2,152,000	26.33%	$8.20
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 17 / Family Dollar 7
(3) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(4) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	743,729	9.10%	—%	$—	—%	$—
MTM	14	57,597	0.70%	0.78%	609	0.81%	10.57
2023	49	162,116	1.98%	2.18%	1,749	2.33%	10.79
2024	159	771,634	9.44%	10.39%	8,523	11.38%	11.05
2025	166	1,047,667	12.82%	14.1%	10,709	14.30%	10.22
2026	159	896,443	10.97%	12.07%	9,814	13.10%	10.95
2027	140	697,948	8.54%	9.4%	8,764	11.70%	12.56
2028	120	1,316,865	16.11%	17.73%	11,547	15.42%	8.77
2029	55	517,388	6.33%	6.96%	4,954	6.61%	9.58
2030	38	557,413	6.82%	7.50%	4,148	5.54%	7.44
2031	31	427,220	5.23%	5.75%	4,080	5.45%	9.55
2032 & thereafter	77	976,515	11.96%	13.14%	10,009	13.36%	10.25
Total	1,008	8,172,535	100.00%	100.00%	$74,906	100.00%	$10.08

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	20

Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	228,444	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	20,300	117	3.79%	5.76	—	—	—	—%	—
2023	—	—	—	—%	—	1	34,264	180	0.61%	5.25
2024	1	32,000	125	4.05%	3.91	8	350,012	2,867	9.66%	8.19
2025	2	57,297	455	14.73%	7.94	13	520,075	3,699	12.46%	7.11
2026	1	20,152	97	3.14%	4.81	14	456,864	3,822	12.87%	8.37
2027	3	69,819	629	20.36%	9.01	5	149,546	1,505	5.07%	10.06
2028	—	—	—	—%	—	24	962,235	6,610	22.26%	6.87
2029	3	71,939	772	24.99%	10.73	7	212,311	1,304	4.39%	6.14
2030	—	—	—	—%	—	8	452,724	2,498	8.41%	5.52
2031	1	20,858	60	1.94%	2.88	6	280,528	2,455	8.27%	8.75
2032+	3	99,416	834	27.00%	8.39	17	671,752	4,754	16.00%	7.08
Total	15	620,225	$3,089	100.00%	$7.88	103	4,090,311	$29,694	100.00%	$7.26

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	515,285	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	13	37,297	492	2.72%	13.19	—	—	—	—%	—
2023	29	81,336	1,058	5.84%	13.01	19	46,516	511	2.13%	10.99
2024	97	200,212	2,830	15.63%	14.14	53	189,410	2,701	11.25%	14.26
2025	95	235,712	3,124	17.26%	13.25	56	234,583	3,431	14.28%	14.63
2026	90	216,341	2,978	16.45%	13.77	54	203,086	2,917	12.14%	14.36
2027	80	222,199	3,351	18.51%	15.08	52	256,384	3,279	13.65%	12.79
2028	48	132,525	1,945	10.74%	14.68	48	222,105	2,992	12.46%	13.47
2029	15	39,975	484	2.67%	12.11	30	193,163	2,394	9.97%	12.39
2030	14	30,238	542	2.99%	17.92	16	74,451	1,108	4.61%	14.88
2031	6	12,623	187	1.03%	14.81	18	113,211	1,378	5.74%	12.17
2032+	23	69,608	1,113	6.16%	15.99	34	135,739	3,308	13.77%	24.37
Total	510	1,793,351	$18,104	100.00%	$14.17	380	1,668,648	$24,019	100.00%	$14.39

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	21

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Renewals(1):
Leases renewed with rate increase (sq feet)	161,912	149,860	399,467	216,208
Leases renewed with rate decrease (sq feet)	—	6,161	—	11,489
Leases renewed with no rate change (sq feet)	44,383	54,322	69,615	74,651
Total leases renewed (sq feet)	206,295	210,343	469,082	302,348

Leases renewed with rate increase (count)	16	24	51	44
Leases renewed with rate decrease (count)	—	3	—	5
Leases renewed with no rate change (count)	3	6	6	18
Total leases renewed (count)	19	33	57	67

Option exercised (count)	6	5	13	7

Weighted average on rate increases (per sq foot)	$0.73	$1.29	$0.73	$1.25
Weighted average on rate decreases (per sq foot)	$—	$(3.75)	$—	$(3.00)
Weighted average rate on all renewals (per sq foot)	$0.58	$0.81	$0.62	$0.78

Weighted average change over prior rates	7.46%	8.80%	7.11%	7.73%

New Leases(1) (2):
New leases (sq feet)	25,897	29,271	75,117	98,190
New leases (count)	13	15	22	38
Weighted average rate (per sq foot)	$13.06	$13.05	$15.08	$13.08
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	22

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	13,580	69,751
Leases renewed with rate decrease (sq feet)	—	—
Leases renewed with no rate change (sq feet)	5,643	7,643
Total leases renewed (sq feet)	19,223	77,394

Leases renewed with rate increase (count)	3	8
Leases renewed with rate decrease (count)	—	—
Leases renewed with no rate change (count)	2	3
Total leases renewed (count)	5	11

Option exercised (count)	1	3

Weighted average on rate increases (per sq foot)	$1.41	$0.61
Weighted average on rate decreases (per sq foot)	$—	$—
Weighted average rate on all renewals (per sq foot)	$1.00	$0.55

Weighted average change over prior rates	6.55%	4.82%

New Leases(1) (2):
New leases (sq feet)	26,265	68,665
New leases (count)	3	6
Weighted average rate (per sq foot)	$13.69	$13.30
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	23

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	24

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment charges, involuntary conversion, interest expense, interest income, provision for income taxes, market lease amortization, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 6/30/2023 unless otherwise stated	25